UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2018

EDTECHX HOLDINGS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38687	83-0570234
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o IBIS Capital Limited

22 Soho Square

London, W1D 4NS

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

+44 207 070 7080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On October 10, 2018, the Company consummated the initial public offering (“IPO”) of 5,500,000 of its units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and one redeemable warrant (“Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $55,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 3,450,000 Warrants (“Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating total proceeds of $3,450,000. The Private Placement Warrants were purchased by the sponsors of the Company and other investors. The Company also sold an option to Chardan Capital Markets, LLC and I-Bankers Securities, Inc., the joint book-running managers of the IPO, and their designees, to purchase 250,000 Units (“Purchase Option”) at an initial exercise price of $10.00 per Unit, for $100. The Private Placement Warrants and the Units underlying the Purchase Option are identical to the Warrants and Units sold in the IPO, except that the Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial stockholders or their permitted transferees. The purchasers of the Private Placement Warrants have agreed (A) to vote any Common Stock held by them in favor of any proposed business combination, (B) not to convert any such Common Stock into the right to receive cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or sell any Common Stock to the Company in a tender offer in connection with a proposed initial business combination and (C) that any Common Stock they own shall not participate in any liquidating distribution upon winding up if a business combination is not consummated within the required time period. Additionally, the initial stockholders have agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet as of October 10, 2018 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Of the gross proceeds of the IPO and Private Placement, $55,825,000 (or $10.15 per Unit sold in the IPO) was placed in trust.

On October 15, 2018, the underwriters notified the Company that they were exercising their over-allotment option to the full extent to purchase an additional 825,000 Units. The closing of the sale of Units pursuant to the over-allotment option is expected occur on October 17, 2018.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Pricing of IPO.

99.3	Press Release Announcing Consummation of IPO.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2018

EDTECHX HOLDINGS ACQUISITION CORP.

By:	/s/ Benjamin Vedrenne-Cloquet
Name: Benjamin Vedrenne-Cloquet
Title: Chief Executive Officer

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